UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2014

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 East Main Street Warsaw, Indiana	46580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 24, 2014, Zimmer Holdings, Inc., a Delaware corporation (the “Company” or “Zimmer”), Owl Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and LVB Acquisition, Inc., a Delaware corporation (“LVB”) and the parent company of Biomet, Inc. (“Biomet”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into LVB (the “Merger”), with LVB continuing as the surviving corporation and an indirect wholly owned subsidiary of the Company. The aggregate Merger consideration to be paid by the Company will consist of $10.35 billion in cash and 32,704,677 shares of common stock of the Company (which number of shares was determined by the quotient of $3.0 billion divided by $91.73, the volume weighted average price of the Company’s common stock on the New York Stock Exchange for the five trading days prior to the date of the Merger Agreement).

The aggregate Merger consideration will be allocated among holders of LVB’s outstanding common stock and equity awards. Each outstanding LVB option will fully vest at closing and convert into the right to receive a payment comprised of Company common stock and cash equal to the difference between the value of the per share Merger consideration and the exercise price of the option. Each right of any kind, contingent or accrued, to receive shares of common stock of LVB granted under any of LVB’s stock plans (including restricted stock units and leveraged share awards) other than LVB options, whether vested or unvested, which is outstanding immediately prior to the effective time of the Merger shall be cancelled and each former holder of any such cancelled award will be entitled to receive a payment comprised of Company common stock and cash into which the number of shares of LVB common stock previously subject to such awards would have been converted into in the Merger if such shares of LVB common stock had been outstanding immediately prior to the effective time of the Merger; provided, that in the case of leveraged share awards, any such payment will be reduced by any unpaid portion of any loan with respect to such award.

In connection with the Merger, the Company also will pay off all of LVB’s outstanding funded debt, which currently has an aggregate principal amount outstanding of approximately $5.7 billion, and the aggregate cash Merger consideration paid by the Company at the closing will be reduced by such amount. The Company expects to fund the cash portion of the Merger consideration and the repayment of LVB’s outstanding funded debt with a combination of new debt and cash on hand.

The consummation of the Merger is subject to customary closing conditions, including, without limitation, (i) the absence of any law or order that is in effect and restrains, enjoins or otherwise prohibits the Merger, (ii) the receipt of regulatory approval or the expiration or termination of applicable waiting periods under the applicable antitrust laws of certain jurisdictions, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended and the approval of the European Commission pursuant to applicable antitrust laws, (iii) the Form S-4 to be filed by the Company with respect to the shares of the Company common stock to be issued in the Merger being declared effective by the Securities and Exchange Commission, (iv) receiving the approval of the Merger Agreement by LVB’s stockholders and (v) the shares of common stock of the Company to be issued in the Merger being approved for listing on the New York Stock Exchange. The consummation of the Merger is not subject to a financing condition. The Company, however, is not required to consummate the Merger until the completion of a 15 consecutive business day marketing period.

The Merger Agreement generally requires each party to take all actions necessary to obtain approval of the Merger under any antitrust law. If the Merger Agreement is terminated due to a failure to obtain required antitrust approvals, in certain circumstances, the Company will be required to pay LVB a termination fee of $800 million.

The Merger Agreement contains certain termination rights for both the Company and LVB, including if the Merger is not completed on or before April 24, 2015; provided that if all the conditions to closing other than the required regulatory approvals have been satisfied or waived, then such date may be extended for an additional ninety calendar days, to a date not beyond July 23, 2015.

The Merger Agreement contains representations and warranties of the Company, Merger Sub and LVB. LVB and the Company have agreed to various covenants and agreements, including, among others, an agreement to conduct their respective businesses in the ordinary course during the period prior to the closing of the Merger and not to engage in certain kinds of transactions during this period.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, LVB or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, LVB or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Stockholders Agreement

Concurrently with the entry into the Merger Agreement, the Company entered into a Stockholders Agreement dated as of the date of the Merger Agreement (the “Stockholders Agreement”) with LVB Acquisition Holding, LLC (the “LVB Stockholder”) and the other signatories thereto (collectively, the “Sponsors”). The Stockholders Agreement becomes effective at the closing of the Merger, and sets forth certain governance arrangements and contains various provisions relating to, among other things, board representation, the acquisition of additional equity interests in the Company, prohibitions on taking certain actions relating to the Company, transfer restrictions, voting arrangements and registration rights.

Pursuant to the Stockholders Agreement, the LVB Stockholder will be entitled to designate two directors for nomination to the Company’s board of directors, so long as the number of shares of common stock of the Company beneficially owned by the LVB Stockholder and its affiliates continues to represent 60% or more of the shares of common stock of the Company acquired by the LVB Stockholder as Merger consideration at the closing. So long as the number of shares of common stock of the Company beneficially owned by the LVB Stockholder continues to represent 30% or more but less than 60% of the shares of common stock of the Company acquired by the LVB Stockholder and its affiliates as Merger consideration at the closing, the LVB Stockholder will be entitled to designate one director for nomination to the Company’s board of directors. In the event that the number of shares of common stock of the Company beneficially owned by the LVB Stockholder represents less than 30% of the shares of common stock of the Company acquired by the LVB Stockholder as Merger consideration at the closing, the LVB Stockholder and its affiliates will not be entitled to designate any directors to the Company’s board of directors. The rights of the LVB Stockholder to designate director(s) for nomination to the Company’s board of directors will also terminate if the Sponsors, together with certain of their affiliates, cease to own a majority of the voting securities of the LVB Stockholder, subject to certain exceptions.

The Stockholders Agreement generally restricts any transfers of the shares of common stock of the Company by the LVB stockholders, with certain exceptions. The LVB Stockholder and its permitted transferees will be entitled to certain demand registration rights after 6 months following the closing of the Merger and to certain piggyback registration rights and shelf registration rights after 3 months following the closing of the Merger, in each case, subject to certain limitations.

The Stockholders Agreement contains a standstill provision which is effective until the later of (1) the date on which the number of shares of common stock of the Company beneficially owned by the LVB Stockholder and its permitted transferees represents less than 30% of the shares of common stock of the Company acquired by the LVB Stockholder as Merger consideration at the closing and (2) one year after the date on which there are no directors nominated by the LVB Stockholder sitting on the board of directors of the Company and the LVB Stockholder no longer has any rights to designate any directors. The standstill provision does not survive the termination of the Stockholders Agreement.

The directors to be designated by the Sponsors will be granted certain information and access rights to information related to the management, operations and finances of the Company and its subsidiaries, as and when provided to non-management directors of the Company. The LVB Stockholder and its permitted transferees are obligated to keep confidential certain information of the Company, subject to certain exceptions including the ability to share confidential information with the Sponsors.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Voting Agreement

Concurrently with the entry into the Merger Agreement, the Company entered into a Voting Agreement dated as of the date of the Merger Agreement (the “Voting Agreement”) with the LVB Stockholder and the Sponsors. On the terms and conditions set forth in the Voting Agreement, the LVB Stockholder and the Sponsors agreed to execute and deliver a written consent adopting the Merger Agreement and approving the Merger, vote in favor of adopting the Merger Agreement and approving the Merger at any meeting of LVB stockholders and vote against (and withhold consent with respect to) any competing transaction.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Commitment Letter

In connection with the signing of the Merger Agreement, the Company entered into a financing commitment letter (the “Commitment Letter”) with Credit Suisse AG and Credit Suisse Securities (USA) LLC. The Commitment Letter provides a commitment, subject to customary conditions, for a 364-day bridge term loan facility in an aggregate principal amount of up to $7,660,000,000 (which commitment shall be reduced by the amount of proceeds from certain debt or equity offerings prior to the closing of the Merger) and senior unsecured bank credit facilities in an aggregate principal amount of up to $4,350,000,000. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger between Zimmer and LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zimmer’s management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the proposed merger of Zimmer and LVB will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the merger (including the approval of antitrust authorities necessary to complete the transaction) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the risks and uncertainties related to Zimmer’s ability to successfully integrate the operations, products and employees of Zimmer and Biomet; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on Zimmer’s and Biomet’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; access to available financing on reasonable terms, including the risk that any condition to the closing of the financing committed for the proposed merger and refinancing of Zimmer’s debt is not satisfied; the outcome of any legal proceedings related to the proposed merger; the risks and uncertainties normally incidental to the orthopaedic industry, including price and product competition; the success of the companies’ quality and operational excellence initiatives; changes in customer demand for Zimmer’s or Biomet’s products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of Zimmer’s or Biomet’s products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market Zimmer’s and Biomet’s products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see Zimmer’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmer.com or on request from Zimmer. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

Additional Information and Where to Find It

Zimmer will file with the SEC a registration statement on Form S-4, in which a consent solicitation statement will be included as a prospectus, and other documents in connection with the proposed acquisition of LVB. The consent solicitation statement/prospectus will be sent to the stockholders of LVB. INVESTORS AND SECURITYHOLDERS OF LVB ARE URGED TO READ THE CONSENT

SOLICITATION/PROSPECTUS, AND ANY OTHER FILINGS THAT MAY BE MADE WITH THE SEC IN CONNECTION WITH THE MERGER WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The registration statement and consent solicitation statement/prospectus and other documents which will be filed by Zimmer with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov or from Zimmer at www.zimmer.com. Such documents are not currently available. You may also read and copy any reports, statements and other information filed by Zimmer, LVB and Biomet with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Certain executive officers and directors of LVB have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., Owl Merger Sub, Inc. and LVB Acquisition, Inc. *

4.1	Stockholders Agreement, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., LVB Acquisition Holding, LLC, and the other signatories thereto.

10.1	Voting Agreement, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., LVB Acquisition Holding, LLC and the other signatories thereto.

10.2	Commitment Letter, dated as of April 24, 2014, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG and Zimmer Holdings, Inc.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company and Biomet, Inc. agree to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIMMER HOLDINGS, INC.

Dated: April 29, 2014	By:	/s/ Chad F. Phipps
		Name:	Chad F. Phipps
		Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1 *	Agreement and Plan of Merger, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., Owl Merger Sub, Inc. and LVB Acquisition, Inc.

4.1	Stockholders Agreement, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., LVB Acquisition Holding, LLC, and the other signatories thereto.

10.1	Voting Agreement, dated as of April 24, 2014, by and among Zimmer Holdings, Inc., LVB Acquisition Holding, LLC and the other signatories thereto.

10.2	Commitment Letter, dated as of April 24, 2014, by and among Credit Suisse Securities (USA) LLC, Credit Suisse AG and Zimmer Holdings, Inc.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company and Biomet, Inc. agree to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.